================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SEATTLE FILMWORKS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            SEATTLE FILMWORKS, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         WEDNESDAY, FEBRUARY 12, 1997


To the Shareholders of
SEATTLE FILMWORKS, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of SEATTLE FILMWORKS, INC. (the "Company") will be held at 10:00 a.m. local time on Wednesday, February 12, 1997, at The Four Seasons Hotel, Metropole Room, 411 University Street, Seattle, Washington 98101, for the following purposes:

     1. To consider and act upon a proposal to amend the Company's Restated Articles of Incorporation to establish a classified Board of Directors and to provide for removal of directors only for cause, all as more fully described in the accompanying Proxy Statement.

     2.  To elect five (5) Directors.

     3. To consider and vote upon such other business as may properly come before the meeting.

     Shareholders of record on the books of the Company at the close of business on December 6, 1996, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

                             By Order of the Board of Directors



                             Mich Kele Earl
                             Secretary

1260 - 16th Avenue W.
Seattle, Washington  98119
December 31, 1996



________________________________________________________________________________

                             YOUR VOTE IS IMPORTANT
                             ======================

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE AT THE MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.


________________________________________________________________________________

                            SEATTLE FILMWORKS, INC.
                            1260 - 16TH AVENUE WEST
                          SEATTLE, WASHINGTON  98119



                                PROXY STATEMENT

INFORMATION REGARDING PROXIES

     This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of SEATTLE FILMWORKS, INC. (the "Company") for use at the annual meeting of shareholders to be held on Wednesday, February 12, 1997, at 10:00 a.m. local time at the Four Seasons Hotel, Metropole Room, 411 University Street, Seattle, Washington 98101 and at any adjournment or adjournments thereof. Only shareholders of record on the books of the Company at the close of business on December 6, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company's 1996 Annual Report to Shareholders will be first sent to shareholders on or about December 31, 1996.

     A proxy in the accompanying form which is properly signed, dated and returned and not revoked will be voted in accordance with the instructions contained therein. To vote on the approval to amend the Company's Restated Articles of Incorporation check the appropriate box under Item No. 1. You may
(a) vote "FOR" the proposal, (b) vote "AGAINST" the proposal, or (c) "ABSTAIN" from voting on the proposal. To vote on the election of directors, check the appropriate boxes under Items No. 2 and No. 3 on your proxy card. You may (a) vote for all of the director nominees as a group, (b) withhold authority to vote for all director nominees as a group, or (c) vote for all director nominees as a group except those nominees indicated to the contrary. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.


VOTING SECURITIES AND PRINCIPAL HOLDERS

     The only voting securities of the Company are shares of Common Stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote. At December 6, 1996, the Record Date for the annual meeting, there were issued and outstanding 10,841,580 shares of Common Stock of the Company. Under Washington law, the Company's Restated Articles of Incorporation (the "Articles") and Bylaws, (i) the affirmative vote of at least a majority of all outstanding shares of the Company's Common Stock is required for approval of an amendment to the Articles and (ii) if a quorum is present, the nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast for election of directors shall be elected directors. Abstentions and broker non-votes will be considered represented at the Annual Meeting for the purpose of calculating a quorum and will have no effect on the election of directors. However, abstentions and broker non-votes will have the practical effect of votes "against" the proposal to amend the Articles because each such abstention or broker non-vote represents one less vote in favor of such proposal. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, an independent business entity not affiliated with the Company.

     The Company's Common Stock trades on the NASDAQ National Market tier of the NASDAQ Stock Market under the symbol FOTO. The last sale price for the Common Stock of the Company as reported by NASDAQ on December 6, 1996, was $20.50 per share.

     The following table sets forth information, as of November 30, 1996, with respect to all shareholders known by the Company to be the beneficial owners of more than five percent (5%) of its outstanding Common Stock. Except as noted below, each person or entity has sole voting and investment powers with respect to the shares shown.

                                            Amount and Nature        Percent of
          Name and Address              of Beneficial Ownership(4)      Class
-------------------------------------   --------------------------   -----------

T. Rowe Price Associates, Inc.(1)                 975,000               9.0%
T. Rowe Price Small Cap Fund, Inc.
100 East Pratt Street
Baltimore, MD  21202

Robert A. Simms(2)                                841,500               7.8%
230 Park Avenue
New York, NY

Gary Christophersen(3)                            698,176               9.0%
1260 16th Avenue West
Seattle, WA  98119

_____________________________________

    (1) The holding shown is as of February 14, 1996 as reported by T. Rowe Price Associates, Inc. ("Price Associates") in a Schedule 13G filed by Price Associates pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Price Associates has indicated that these shares are held by it in its capacity as investment advisor to various individual and institutional investors. According to the Schedule 13G filed by Price Associates, it has sole dispositive power, and T. Rowe Price Small Cap Fund, Inc. has sole voting power, with respect to the shares.

    (2) The holding shown is as of November 1, 1993 as reported by an amendment to a Schedule 13D filed by Mr. Simms pursuant to Rule 13d-1 under the Exchange Act.

    (3) Includes options to purchase 222,080 shares of Common Stock granted under the Company's 1987 Stock Option Plan which are presently exercisable or exercisable within 60 days.

    (4) All share data have been retroactively adjusted to reflect a three-for-two stock split distributed on March 15, 1996.

                             ELECTION OF DIRECTORS

     A Board of Directors consisting of five directors will be elected at the Annual Meeting with each director to serve until his successor is elected and qualified.

     If the proposed amendment to the Articles is approved by the Company's shareholders, the Company's Board of Directors will be classified into three approximately equal classes serving staggered three-year terms. See "Proposed Amendment to Classify the Board of Directors."

     The Board of Directors has unanimously approved the nominees named below, all of whom are members of the current Board of Directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the five nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

       The following chart indicates ownership of the Company's Common Stock by each director of the Company, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of November 30, 1996.

                                                          Amount and Nature
                                                            of Beneficial              Percent of
Nominees:                                Age                 Ownership                    Class
-----------------------------   ---------------------   --------------------   -------------------------
Gary R. Christophersen(1)                50                     698,176                       6.3%

Sam Rubinstein(2)                        79                     339,957                       3.1%

Douglas A. Swerland(3)                   51                      82,875                        *

Craig E. Tall(4)                         50                     125,646                       1.2%

Peter H. van Oppen(5)                    44                      20,563                        *

Additional Named Executives:
---------------------------
Michael F. Lass (6)                      42                     252,741                       2.3%

Case H. Kuehn (7)                        44                       9,699                        *

Bruce A. Ericson (8)                     47                     161,071                       1.5%

Annette F. Mack (9)                      39                      42,370                        *

All current directors and executive officers
  as a group (9 persons) (10)                                 1,733,098                      14.9%

----------------------------
    *   Percent of class is less than 1%
    (1) Includes options to purchase 222,080 shares of Common Stock granted under the Company's 1987 Stock Option Plan which are presently exercisable or exercisable within 60 days. Does not include 6,600 shares of Common Stock held in trust for Mr. Christophersen's minor children, beneficial ownership of which Mr. Christophersen disclaims.
    (2) Includes options to purchase 115,500 shares of Common Stock which are presently exercisable or exercisable within 60 days.
    (3) Includes options to purchase 75,000 shares of Common Stock which are presently exercisable or exercisable within 60 days.
    (4) Includes options to purchase 61,500 shares of Common Stock which are presently exercisable or exercisable within 60 days.
    (5) Includes options to purchase 7,500 shares of Common Stock which are presently exercisable or exercisable within 60 days.
    (6) Includes options to purchase 180,563 shares of Common Stock which are presently exercisable or exercisable within 60 days.
    (7) Includes options to purchase 8,438 shares of Common Stock which are presently exercisable or exercisable within 60 days.
    (8) Includes options to purchase 133,313 shares of Common Stock which are presently exercisable or exercisable within 60 days.
    (9) Includes options to purchase 38,250 shares of Common Stock which are presently exercisable or exercisable within 60 days.

   (10) Includes options to purchase 842,144 shares of Common Stock which are presently exercisable or exercisable within 60 days.



     GARY R. CHRISTOPHERSEN, the Company's President and Chief Executive Officer since August 1988, joined the Company in January 1982 as Vice President-Operations and has served as a Director of the Company since 1982. From May 1983 to August 1988, Mr. Christophersen was a Senior Vice President of the Company and its General Manager.

     SAM RUBINSTEIN became a Director of the Company in March 1986. From June 1985 to May 1988, he was the Chairman of the Board and Chief Executive Office of Farwest Fisheries, Inc., a seafood processing and marketing firm. From 1974 to December 1987, Mr. Rubinstein was the Chairman of the Board and Chief Executive Officer of Bonanza Stores, Inc., an operator of variety stores and drugstores, and, from February 1984 to January 1986, the Chairman of the Board and Chief Executive Officer of Whitney-Fidalgo Seafoods, Inc., a seafood processor.

     DOUGLAS A. SWERLAND became a Director of the Company in October 1988. In December 1993, Mr. Swerland founded and became the President of Savi, Inc., a clothing superstore retailer specializing in designer clothing. Mr. Swerland had been employed by Jay Jacobs, Inc., the operator of a chain of specialty retail apparel stores, in various capacities beginning in 1969, most recently as President and a Director from 1978 to November 1995. Jay Jacobs, Inc., filed a voluntary petition for Chapter 11 bankruptcy protection in May 1994 and emerged therefrom in November 1995.

     CRAIG E. TALL became a Director of the Company in October 1988. Since September 1990, Mr. Tall has been an Executive Vice President of Washington Mutual, Inc., a bank holding company. In addition, since April 1987, Mr. Tall has been an Executive Vice President of Washington Mutual Bank.

     PETER H. VAN OPPEN became a Director of the Company in October 1988. Since February 1994, Mr. van Oppen has been Chairman and Chief Executive Officer of Advanced Digital Information Corporation ("ADIC"), a manufacturer of automated tape data libraries for network and workstation markets. ADIC was a wholly-owned subsidiary of Interpoint Corporation, a diversified publicly-traded manufacturer, until it was spun-off as a separate public company in October 1996. Mr. van Oppen served as a Director of Interpoint since 1984, President and Chief Executive Officer since 1989 and Chairman and Chief Executive Officer from 1995 through October 1996. Mr. van Oppen is also a Director of ADIC.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held a total of fourteen meetings during the fiscal year ended September 28, 1996. Each of the incumbent Directors attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board of Directors on which they served.

     The Board of Directors has an Audit Committee which consists of Messrs. Rubinstein, Swerland, Tall, and van Oppen. The function of the Audit Committee is to meet with the accounting staff of the Company and the independent certified public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company's financial reporting and (iii) internal controls employed by the Company. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee held one meeting during fiscal 1996.

     The Board of Directors has a Compensation Committee which consists of Messrs. Swerland, Tall, and van Oppen. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the President and Chief Executive Officer and reviewing the compensation packages for other executive officers recommended by the President. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option and stock purchase plans. The Compensation Committee held one separate meeting and five joint meetings with the Board during fiscal 1996.

     The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees or directors which are submitted to the Secretary of the Company in accordance with the procedures described below under the caption, "Shareholder Proposals for the 1997 Annual Meeting of Shareholders."


DIRECTORS' COMPENSATION

     Currently, Directors who are not employees of the Company are each paid $500 each quarter and $200 for each Board of Directors meeting attended and $100 for each telephonic meeting of the Board. In addition, Directors are entitled to reimbursement for reasonable travel expenses, including lodging, incurred in connection with attendance at Board meetings. Pursuant to the terms of the Company's 1987 Stock Option Plan, each Director who is not an employee of the Company is automatically granted an option to purchase 7,500 shares of the Company's Common Stock, annually on the first Wednesday of March. Options granted to non-employee Directors have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at the end of the fiscal year in which they are granted.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

     Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 1996 have been complied with on a timely basis.

                      REMUNERATION OF EXECUTIVE OFFICERS


     The following table sets forth certain information concerning the compensation paid by the Company for services rendered during fiscal years 1996, 1995 and 1994 to any person who served as Chief Executive Officer during fiscal 1996 and the three most highly compensated executive officers of the Company at September 28, 1996 whose salary and bonus exceeded $100,000 in fiscal 1996:

                                                    SUMMARY COMPENSATION TABLE

                                                                     Annual Compensation             Long Term
                                                                     -------------------           Compensation
                                                                      Cash Compensation               Awards
Name of Individual and                    Fiscal                     -------------------           ------------        All Other
Principal Position                         Year                      Salary        Bonus         Options Granted   Compensation (1)
------------------------------------------------------------------------------------------------------------------------------------

Gary R. Christophersen                     1996                        $150,530   $126,100            22,500           $11,565
  President, Chief Executive               1995                         150,530     82,850                 0            10,569
  Officer and Director                     1994                         150,530     74,301                 0            12,508

Michael F. Lass                            1996                        $118,955   $ 55,023             7,500           $11,565
  Vice President - Operations              1995                         112,389     43,505                 0            10,467
                                           1994                         105,934     36,109                 0             8,478

Bruce A. Ericson                           1996                        $103,548   $ 47,638             7,500           $10,902
  Vice President - Marketing               1995                          97,941     37,601                 0             9,121
                                           1994                          92,247     30,932                 0             7,434

Case H. Kuehn                              1996                        $105,170   $ 47,015             7,500           $ 8,463
  Vice President - Finance,                1995                          61,941     23,796            33,750               212
  Chief Financial Officer and              1994                               0          0                 0                 0
  Treasurer (2)

---------------------------
     (1) These amounts represent Company contributions to the Seattle FilmWorks 401K Plan and payments for term life insurance and long-term disability insurance.

     (2) Mr. Kuehn joined the Company on February 8, 1995.

     The Company has stock option plans pursuant to which options to purchase Common Stock are granted to officers and key employees of the Company. The following tables show stock option grants and exercises pertaining to the executive officers of the Company during fiscal year 1996, and the year-end potential realizable value of all their outstanding options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  Individual Options Granted
                                            ---------------------------------------            Potential Realizable
                                                                                                 Value at Assumed
                             Number of     % of Total                                         Annual Rates of Stock
                            Securities       Options                                          Price Appreciation For
                            Underlying     Granted to                                            Option Term (3)
                              Options     Employees in    Exercise         Expiration        ------------------------
                             Granted (1)  Fiscal Year      Price (2)         Date                5%          10%
---------------------------------------------------------------------------------------------------------------------
Gary R. Christophersen        22,500         15.84%         $17.58         3/06/2001           $109,303     $241,532

Michael F. Lass                7,500          5.28%         $17.58         3/06/2001           $ 36,434     $ 80,510

Case H. Kuehn                  7,500          5.28%         $17.58         3/06/2001           $ 36,434     $ 80,510

Bruce A. Ericson               7,500          5.28%         $17.58         3/06/2001           $ 36,434     $ 80,510

Annette F. Mack               15,750         11.09%         $15.58         1/24/2001           $ 67,809     $149,841

____________________________

    (1) The Company's stock option plans are administered by the Compensation Committee of the Board of Directors, which determines to whom options are granted, the number of shares subject to each option, the vesting schedule and the exercise price. The options granted in fiscal year 1996 vest in equal annual installments over four years. All options granted to officers of the Company may be exercised for a period of 190 days following termination of employment.

    (2) All options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid by delivery of shares already owned by the option holder with a market value equal to the aggregate exercise price. With the permission of the Compensation Committee, the exercise price may also be paid by withholding shares that would otherwise be received by the option holder.

    (3) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These values are calculated based upon requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                      Number of                         Value of Unexercised
                                                                 Unexercised Options                    In-the-Money Options
                                                               at September 28, 1996 (2)              at September 28, 1996(3)
                            Shares Acquired      Value       ----------------------------             ------------------------
                             Upon Exercise    Realized (1)   Exercisable/   Unexercisable           Exercisable/       Unexercisable
------------------------------------------------------------------------------------------------------------------------------------

Gary R. Christophersen                0           $0              222,080          39,375                 $4,546,581        $378,750


Michael F. Lass                       0           $0              180,563          15,937                 $3,664,198        $176,553


Case H. Kuehn                         0           $0                8,438          32,812                 $  112,506        $363,117


Bruce A. Ericson                      0           $0              133,313          15,937                 $2,685,447        $176,553


Annette F. Mack                       0           $0               37,688          21,937                 $  737,818        $188,681

----------------------------

    (1) Value realized is calculated by subtracting the exercise price of the option from the market value of a share of the Company's Common Stock on the date of exercise and multiplying the difference thereof by the number of shares purchased.

    (2) Future exercisability is subject to vesting and the option holder remaining employed by the Company.

    (3) This value is the aggregate number of the outstanding options multiplied by the difference between the closing price of the Common Stock reported on the NASDAQ National Market System on September 27, 1996, less the exercise price of such options. There is no guarantee that if and when these options are exercised they will generate this value.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee, outside directors. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the President and Chief Executive Officer and reviewing the compensation packages for other executive officers recommended by the President. The goal of the Committee in administering executive compensation is to create a compensation plan which (i) rewards individual performance, (ii) aligns the interests of the executive with the immediate and long-term interests of the shareholders of the Company, (iii) ties a significant portion of compensation to improvements in the Company's financial performance and (iv) assists the Company in attracting and retaining key executives critical to the long-term success of the Company.

    The compensation package provided to executive officers consists primarily of (i) base salary, (ii) incentive bonus and (iii) long-term incentive in the form of stock options.

    Base Salary.  It is the goal of the Committee that the combination of base
    -----------
salary and incentive bonus paid to the Chief Executive Officer be within the approximate range of cash remuneration paid to executives performing similar duties for companies of comparable size in the Pacific Northwest. Although generally available data on the compensation of chief executive officers in the Pacific Northwest is considered, the experience of the members of the Committee and their knowledge of the community and industry practice is the primary basis for this determination.

    At his request, the base salary of the Chief Executive Officer has been maintained at the present level since 1993. The Chief Executive Officer has requested additional benefits each year in lieu of a salary increase. To achieve the Committee's compensation goal, during fiscal 1996 the Committee increased the percentage of the CEO's base salary used to compute his Incentive Bonus, as discussed below, from 43.5% to 60%.

    Base salaries for executive officers other than the CEO are determined annually by the President and reviewed by the Committee. In determining salary adjustments for executive officers, the CEO considers the individual officer's historical performance against his or her job responsibilities and personal compensation packages provided to executives performing similar duties for companies of comparable size in the Pacific Northwest, the rate of inflation, salary adjustments to be awarded to other executive officers of the Company, and other subjective factors.

    Incentive Bonus.  The Company has an annual incentive compensation plan
    ---------------
pursuant to which executive officers and other managers and supervisory personnel (approximately 59 persons during fiscal 1996) are eligible to receive cash bonuses based on the Company's and their personal performance during the year (the "Incentive Plan"). The factors used in determining pay outs under the Incentive Plan are a specified percentage of each participant's base salary ("eligible base salary"), his or her performance against personal performance goals and the overall difference between the Company's actual operating income before tax and bonus compared to the targeted growth in such income for the year ("Corporate Performance Percentage"). The Incentive Plan sets eligible base salary percentages for the CEO and all other executive officers at 60 percent and 30 percent, respectively. The portion of each participant's eligible base salary which will be multiplied by the Corporate Performance Percentage for the year is determined based on points awarded for each participant's actual performance against his or her personal performance goals. Performance goals for each executive officer are determined by the CEO at the beginning of the fiscal year and reviewed by the Committee. Examples of individual performance goals included net revenue targets, labor costs, administrative and overhead expenses. The portion of the CEO's eligible base salary which is used for determining his annual Incentive Plan pay out is based on a weighted average of the performance scores of the various managers who report to him. The total pay out pursuant to the Incentive Plan is subject to a maximum of 15% of income before tax and bonuses and no pay out will occur for any year for which the Company falls more than 43% short of targeted income before tax and bonuses for that year. Subjective assessments of performance may result in adjustments in individual awards.

    Stock Option Plans.  The Committee administers the Company's stock option
    ------------------
plans under which options to purchase the Company's Common Stock may be granted in an effort to align the interest of management with those of shareholders and provide a reward for long-term performance. Historically, options granted by the Company have been granted with an exercise price equal to the market price of the Company's stock on the date of grant. Accordingly, options will have value to the holder only if the Company's stock price increases. Outstanding options generally become exercisable at a rate of 25% per year. Options are granted from time to time to executive officers and other management and supervisory personnel based on recommendations of the CEO, with the size of grants generally falling within predetermined ranges tied to job grade. In administering the Company's stock option plans, the Committee generally has sought to limit outstanding options to approximately ten percent of outstanding shares. At the end of fiscal 1996, outstanding options as a percent of the outstanding shares of common stock was 12.2% due in part to the repurchase of 1,125,000 shares of common stock on July 20, 1994.

    Under the Omnibus Budge Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during 1997 will exceed the $1 million limitation.

                                           COMPENSATION COMMITTEE
                                           Peter van Oppen, Chairman
                                           Douglas A. Swerland
                                           Craig E. Tall

                         STOCK PRICE PERFORMANCE GRAPH

     Shown on this page is a line-graph comparing cumulative total shareholder return on Seattle FilmWorks, Inc. Common Stock for each of the last five fiscal years to the cumulative total return for the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"), the NASDAQ Composite Index and the NASDAQ Retail Index. This cumulative return includes the reinvestment of cash dividends. Management believes the NASDAQ Composite Index provides a better comparison to the Company's Common Stock performance than the S&P 500, and will therefore use the NASDAQ Composite Index in future comparisons.

                    COMPARISON OF 5-YEAR CUMULATIVE RETURN
                         Among Seattle FilmWorks, Inc.
         S&P 500 Index, NASDAQ Composite Index and NASDAQ Retail Index

 MEASUREMENT PERIOD            SEATTLE           NASDAQ        S&P500      NASDAQ
(FISCAL YEAR COVERED)      FILMWORKS, INC.   COMPOSITE INDEX   INDEX    RETAIL INDEX
       1991                      $100              $100         $100        $100
       1992                       109               112          111         101
       1993                       189               147          125         115
       1994                       384               148          130         112
       1995                       695               204          168         124
       1996                       995               242          203         149



PROPOSED AMENDMENT TO CLASSIFY THE BOARD OF DIRECTORS

     At the Annual Meeting, the shareholders of the Company will be asked to approve a proposal to amend the Articles to establish a classified Board of Directors and to provide for removal of directors only for cause.

THE PROPOSED AMENDMENT

     On November 13, 1996 the Company's Board of Directors approved an amendment to the Articles to classify the Company's Board of Directors into three classes and to provide for removal of directors only for cause, as more fully described below (the "Proposed Amendment"). Under Washington law, the affirmative vote of at least a majority of all outstanding shares of Common Stock is required for approval of the Proposed Amendment. The Proposed Amendment may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. Each shareholder should carefully study the description of the Proposed Amendment contained herein and the text of the Proposed Amendment as set forth in Exhibit A to this Proxy Statement. See
                                   ---------
"Proposed Amendment to Classify the Board of Directors -- Anti-takeover Considerations." The description of the Proposed Amendment set forth below is qualified in its entirety by reference to the text of the Proposed Amendment set forth in Exhibit A.
         ---------

     Classified Board. The Company's existing charter documents provide that directors are to be elected annually for one-year terms. The Proposed Amendment would change this process by dividing the Board of Directors into three classes, with each class to be as nearly equal in number as possible. Thus, if the Proposed Amendment is adopted, one director, Douglas A. Swerland, will be elected for a term expiring at the annual meeting in 1998; two directors, Peter H. Van Oppen and Craig E. Tall, will be elected for a term expiring at the annual meeting in 1999; and two directors, Gary R. Christophersen and Sam Rubinstein, will be elected for a term expiring at the annual meeting in 2000; and, in each case, until their respective successors are duly elected and qualified. Starting with the annual meeting of shareholders in 1998, one class will be elected each year for a three-year term.

     The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors at every election of directors, even when the only reason for the change may be the performance of the present directors. At least two shareholder meetings, instead of one (as under the current charter provisions), will be required to effect a change in the majority control of the Board and at least three shareholder meetings will be required to effect a change in the entire Board of Directors, except in the event of vacancies resulting from resignation, removal for cause or other reasons (in which case the remaining directors will fill the vacancies so created -- see "Removal of Directors Only For Cause; Filling Vacancies on the Board of Directors" below). The Board of Directors believes that the Proposed Amendment would help ensure continuity of experience, which is desirable and in the best interests of the Company and its shareholders generally. The Board believes that the longer time required to elect a majority of a classified Board will also help to assure continuity and stability of the Company's management and policies, since a majority of the directors at any given time will have prior experience as directors of the Company. It should also be noted that the classification provisions will apply to every election of directors, whether or not a change in the Board would be beneficial to the Company and its shareholders, and whether or not a majority of the Company's shareholders believe that such a change would be desirable.

     Removal of Directors Only for Cause; Filling Vacancies on the Board of Directors. Under Washington law, unless the articles of incorporation otherwise provide, a director, or the entire board of directors, may be removed by the shareholders with or without cause. Article IV, Section 4 of the Company's present Bylaws provides that the entire Board of Directors, or any member thereof, may be removed by an affirmative vote of the holders of a majority of shares entitled to vote.

     The Proposed Amendment provides that directors may be removed only by shareholders holding at least a majority of the outstanding Common Stock acting at a meeting called for such purpose and only for cause. For purposes of the Proposed Amendment, "Cause" shall be construed to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction or (ii) has been adjudged by a court of competent jurisdiction to be liable for engaging in an act involving willful malfeasance which had a material adverse effect on this corporation.

     The Proposed Amendment also provides that a majority of the remaining directors may fill a vacancy on the Board occurring during the course of the year, and the new director so elected will serve for the remainder of his or her predecessor's term. In the event that a new directorship is created due to an increase in the fixed number of directors, a majority of the directors in office may fill such newly-created directorship, and the new director so elected will serve for the same terms as that of the other directors of the class of which he or she is a member.

     The provisions of the Proposed Amendment relating to the removal of directors will preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees. These provisions will also reduce the power of shareholders generally, even those with a majority interest in the Company, to remove incumbent directors and to fill vacancies on the Board without the support of the incumbent directors.

REASONS FOR THE PROPOSED AMENDMENT

     The Board of Directors has unanimously approved and recommends that the shareholders approve the Proposed Amendment to provide for the classification of the Company's directors and the removal of directors only for cause.

     Over the last several years, there has been a trend towards the accumulation of substantial stock positions in public corporations by outside parties either with a view toward utilizing a controlling block of stock to force a merger or consolidation or as a prelude to proposing a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action requiring the approval of its board of directors. These actions are often undertaken without advance notice to or consultation with management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on the corporation's board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

     Although takeovers or changes in management of the Company which are proposed and effected without prior consultation and negotiation with the Company's management are not necessarily detrimental to the Company and its shareholders, it is believed that in many circumstances such efforts may not be beneficial to the interests of a corporation and its shareholders because they may deprive management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken. Thus, the Proposed Amendment is designed to protect against rapid shifts in control of the Board of Directors, to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and Board of Directors and assist in assuring continuity in the management, affairs and business strategies of the Company.

     However, as described above, it should be noted that the Proposed Amendment would make a change in directors and management for any reason more difficult at each election of directors even if this would be beneficial to shareholders generally because the staggering of terms of directors would have the effect of requiring at least two shareholder meetings, instead of one, as at present, to effect a change in majority control of the Board and would prohibit removal of incumbent directors by a holder of a large block of the Company's shares except for cause. If the Proposed Amendment is adopted, shareholders will elect directors to longer terms and existing directors, if re-elected, would be the initial beneficiaries of the extended terms. In addition, if the Proposed Amendment is approved, it could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even if the Company's shareholders may consider such a change in control to be in their best interests. See "Proposed Amendment to Classify the Board of Directors -- Anti-takeover Considerations."

     The Proposed Amendment is consistent with Washington corporate law, which authorizes the classification of a board of directors into two or three classes. Washington corporate law also provides that a corporation's articles of incorporation may contain procedures for removal of directors and filling vacancies on the board. As stated above, shareholders should note that absent the limitation of the removal of directors contained in the Proposed Amendment, they would have the right under applicable Washington corporate law to remove directors, with or without cause, by a majority vote.

     The Proposed Amendment is not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. However, for the reasons stated above, the Company's Board of Directors believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company by adopting the Proposed Amendment at this time outweigh the disadvantages of discouraging such proposals. The Board, which has approved the Proposed Amendment, and has recommended that it be submitted to the Company's shareholders for approval, has no present intention of soliciting a shareholder vote on any other proposals relating to a possible takeover of the Company.

ANTI-TAKEOVER CONSIDERATIONS

     As described above, the Proposed Amendment may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult, even if the Company's shareholders may consider such a change in control to be in their best interests. The Company's existing Articles and Bylaws, as well as the Washington Business Corporation Act (the "Act"), presently contain certain anti-takeover provisions which could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, control of the Company without approval of the Company's Board of Directors. Such provisions, which are described below, could also limit the price that certain investors might be willing to pay in the future for the Common Stock.

     Charter Documents. The Company's Articles provide for authorized but undesignated shares of Preferred Stock which may be issued by the Board of Directors from time to time without the approval of shareholders and with rights and privileges which may adversely affect the voting power of the Common Stock. In addition, Article 11 of the Articles is designed to prevent "greenmail." Pursuant to this provision, any purchase by the Company of voting securities from an "interested shareholder" (defined as any person or group of affiliated persons who beneficially own twenty percent (20%) or more of the outstanding shares of the Company's Common Stock) at a price per share in excess of the fair market value for such voting securities requires the affirmative vote of the holders of a majority of the Company's outstanding Common Stock (excluding the shares held by the interested shareholder). Moreover, neither the current charter documents, nor the Proposed Amendment provide for cumulative voting. Finally, the Company's Bylaws require shareholders seeking to bring business before or to nominate directors at any meeting of shareholders to provide notice thereof to the Company in proper written form well before the date of the meeting. See "Shareholder Nominations and Proposals for the 1997 Annual Meeting of Shareholders".

     Fair Price Statute. This statute prohibits, with certain exceptions, a merger, sale of assets or liquidation of a corporation involving an "Interested Shareholder" (defined as a person who owns beneficially 20% or more of the corporation's voting securities) unless determined by a majority of disinterested directors to be at a "fair price" or otherwise approved by a majority of the corporation's disinterested directors or the holders of two-thirds of the corporation's outstanding voting securities, other than those of the Interested Shareholder. A "fair price" is paid if the consideration to be received by noninterested shareholders for shares is not less than the highest fair market value of the consideration paid by the Interested Shareholder to acquire its shares during the 24 months before the proposed transaction. However, the shareholders of the Company elected to exempt the Company from the provisions of the Fair Price Statute in connection with the Company's initial public offering in 1986.

     Washington Takeover Act. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders.
Chapter 23B.19 of the Act, which applies to Washington corporations that have a class of voting stock registered under the Exchange Act of 1934, as amended, or any successor statute, prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with a person or group of persons which beneficially owns 10% or more of the voting securities of the target corporation (an "Acquiror") for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of acquisition. Such prohibited transactions include, among other things, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiror, termination of 5% or more of the employees of the target corporation as a result of the Acquiror's acquisition of 10% or more of the shares or allowing the Acquiror to receive any disproportionate benefit as a shareholder. After the five-year period, a "significant business transaction" may take place as long as it complies with certain "fair price" provisions of the statute. A corporation may not "opt out" of this statute.

     Required Vote for Mergers, Consolidation or Sale of Substantially All Assets. Under Washington law, holders of at least two-thirds of the outstanding voting shares of a Washington corporation are generally required to approve certain statutory acquisition transactions such as mergers, statutory share exchanges, sales of all or substantially all of the assets of the corporation and dissolution of the corporation unless the Articles or the Board require a greater vote or the Articles require a lesser vote (but not less than a majority). The Company's Articles do not include a provision that reduces the percentage of votes necessary to approve such a transaction, notwithstanding the statutory provision allowing such a lower threshold.

     The full text of the Proposed Amendment is set forth as Exhibit A to this Proxy Statement. The affirmative vote of the holders of at least a majority of all outstanding shares of Common Stock is required to adopt the Proposed Amendment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT AND ALL PROXIES RECEIVED WILL BE VOTED IN FAVOR THEREOF UNLESS A CONTRARY SPECIFICATION IS MADE ON THE PROXY BY THE SHAREHOLDER.

                             INDEPENDENT AUDITORS

     The Company has selected Ernst & Young LLP to continue as its independent auditors for the current year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and have the opportunity to make a statement if they so desire and to respond to appropriate questions.


                                OTHER BUSINESS

     As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                 SHAREHOLDER NOMINATIONS AND PROPOSALS FOR THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

     The Company's Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by the Company ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders or, in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals to be brought before an annual meeting by a shareholder must be submitted in writing and delivered to or mailed and received by the Company not later than ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders.

     Each notice of a nomination or proposal of business must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal;
(iii) a description of all arrangements or understandings between the shareholder in any proposal to be submitted to the meeting; and (iv) such other information regarding each nominee or proposals would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

     A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

     In order to be included in the Company's proxy statement and form of proxy relating to its Annual Meeting of Shareholders, shareholder proposals or nominations to be presented at the Annual Meeting of Shareholders held in 1998 must be received by the Secretary at the Company's executive offices by August 31, 1997.

                            SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telecopier or messenger. The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.


                             By Order of the Board of Directors



                             Mich Kele Earl
                             Secretary

December 31, 1996
Seattle, Washington

                                   EXHIBIT A

           PROPOSED AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                  ARTICLE XIV
                                  -----------

                                   DIRECTORS
                                   ---------

     The number of directors which shall constitute the entire Board of Directors of this corporation shall be not less than three (3) nor more than fifteen (15). Within these limits, the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I
             --------  -------
Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III Directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

     At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. Newly created directorships resulting from any increase in the number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy in accordance with the preceding sentence shall be of the same class as the director he succeeds and shall hold office for the remainder of the full term of such class, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If there are any newly created directorships or vacancies on the Board, the Board shall allocate any such directorship or vacancy to that of the available classes of directors whose term of office is due to expire at the earliest dated following such allocation.

     At any meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (1) for Cause and (2) by the affirmative vote of the holders of a majority of shares then entitled to vote at an election of such directors. For purposes of this Article 14, "Cause" shall be construed to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction or (ii) has been adjudged by a court of competent jurisdiction to be liable for engaging in an act involving willful malfeasance which had a material adverse effect on this corporation.

     Where a question of the removal of a director for Cause is to be presented for shareholder consideration, an opportunity must be provided such director to present his or her defense to the shareholders by a statement which must accompany or precede the notice of the meeting at which removal of such director for Cause shall be considered. Under such circumstances the director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

                            SEATTLE FILMWORKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD FEBRUARY 12, 1997.

The undersigned hereby appoints Gary R. Christophersen and Case H. Kuehn, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of Common Stock of SEATTLE FILMWORKS, INC. held of record by the undersigned on December 6, 1996, at the Annual meeting of Shareholders to be held February 12, 1997, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" IN ITEM 1 AND "FOR ALL NOMINEES" IN ITEMS 2 AND 3.

1. AMENDMENT TO RESTATED ARTICLES OF INCORPORATION: Approval of an amendment to the Company's Restated Articles of Incorporation to establish a classified Board of Directors and to provide for removal of directors only for cause, as described in the accompanying proxy statement.

                  FOR  AGAINST  ABSTAIN
                  [ ]    [ ]      [ ]

2. ELECTION OF DIRECTORS: If the proposed amend to the Company's Restated Articles is APPROVED, election of the following nominees for the terms set forth next to their respective names or until their respective successors are elected and qualify:

Class I (for a one-year term):  Douglas A. Swerland
Class II (for a two-year term):  Craig E. Tall and Peter H. van Oppen
Class III (for a three-year term):  Gary R. Christophersen and Sam Rubinstein

FOR          WITHHOLD                          WITHHOLD
all          AUTHORITY                         AUTHORITY
Nominees     to vote for all nominees          for the following
                                               Nominees only
                                               (write the name of
                                               Nominee(s) in this
                                               space)
[ ]                             [ ]            _________________

3. If the proposed amendment to the Company's Restated Articles is NOT APPROVED, election of the following nominees to serve as directors for a one-year term or until their respective successors are elected and qualify:
    Gary R. Christophersen, Sam Rubinstein, Douglas A. Swerland, Craig E. Tall, Peter van Oppen

FOR                             WITHHOLD                  WITHHOLD
all                             AUTHORITY                 AUTHORITY
Nominees                        to vote for all           for the following
                                nominees                  Nominees only
                                                          (write the name of
                                                          Nominee(s) in this
                                                          space)
[ ]                             [ ]                       _________________


In their discretion, the Proxies are authorized to vote upon such after business as may properly come before the meeting or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND "FOR ALL NOMINEES" IN ITEMS 2 AND 3.

Dated:                                       , 1997
      ---------------------------------------

---------------------------------------------
                  Signature

---------------------------------------------
         Signature (if held jointly)

Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.